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                                                                   Exhibit 4.18

                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Senior Subordinated Notes Supplemental Indenture"), dated as of January 3, 2003 among R.H. Donnelley Inc., a Delaware corporation ("Donnelley"), R.H. Donnelley Corporation, a Delaware corporation ("Parent"), the Guarantors signatory hereto (the "Guarantors") and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, Finance Corp. and the Trustee heretofore executed and delivered an Indenture, dated as of December 3, 2002 (as heretofore amended and supplemented, the "Senior Subordinated Notes Indenture"), providing for the issuance of the 10-7/8% Senior Subordinated Notes due 2012 of Finance Corp. (the "Securities"; capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Senior Subordinated Notes Indenture);

                  WHEREAS, Article Five of the Senior Subordinated Notes Indenture provides that upon the execution and delivery by Donnelley to the Trustee of this Senior Subordinated Notes Supplemental Indenture, Donnelley shall be the successor Company under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, Finance Corp. under the Senior Subordinated Notes Indenture and the Securities and Finance Corp. shall be discharged from all obligations and covenants under the Senior Subordinated Notes Indenture and the Securities;

                  WHEREAS, Section 10.02 of the Senior Subordinated Notes Indenture provides that upon execution and delivery by each Guarantor to the Trustee of this Senior Subordinated Notes Supplemental Indenture and a Guarantee attached to the Senior Subordinated Notes Indenture in the form of Exhibit F thereto, each Guarantor shall be a Guarantor under the Senior Subordinated Notes Indenture and the Securities:

                  WHEREAS, Section 8.01(b) of the Senior Subordinated Notes Indenture instructs the Trustee, Donnelley and the Guarantors to enter into this Senior Subordinated Notes Supplemental Indenture; and

                  WHEREAS, this Senior Subordinated Notes Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Donnelley, Parent and the Guarantors.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Donnelley and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                   ARTICLE I

                         Assumption by Successor Company

                  Section 1.1. Assumption of the Securities. Donnelley hereby expressly assumes and agrees promptly to pay, perform and discharge when due each and every debt (including accrued original issue discount on such debts, if any), obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Finance Corp. under the Senior Subordinated Notes Indenture and the Securities.

                  Donnelley hereby agrees to be bound by all the terms, provisions and conditions of the Senior Subordinated Notes Indenture and the Securities and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, Finance Corp., as the predecessor Company, under the Senior Subordinated Notes Indenture and the Securities, all to the extent provided in and in accordance with the terms and conditions of, the Senior Subordinated Notes Indenture.

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                  Each Guarantor hereby agrees to guarantee the obligations of
Donnelley assumed pursuant to the terms of this Senior Subordinated Notes Supplemental Indenture.

                  Section 1.2. Discharge of Finance Corp. Finance Corp. is hereby expressly discharged from all debts, obligations, covenants and agreements under or relating to the Senior Subordinated Notes Indenture and the Securities.

                  Section 1.3. Trustee's Acceptance. The Trustee hereby accepts this Senior Subordinated Notes Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Senior Subordinated Notes Indenture.

                                   ARTICLE II

                                  Miscellaneous

                  Section 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this Senior Subordinated Notes Supplemental Indenture by Donnelley, Parent, the Guarantors and the Trustee, the Senior Subordinated Notes Indenture shall be supplemented in accordance herewith, and this Senior Subordinated Notes Supplemental Indenture shall form a part of the Senior Subordinated Notes Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Senior Subordinated Notes Indenture shall be bound thereby.

                  Section 2.2. Senior Subordinated Notes Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Senior Subordinated Notes Indenture shall remain in full force and effect.

                  Section 2.3. Senior Subordinated Notes Indenture and Senior Subordinated Notes Supplemental Indenture Construed Together. This Senior Subordinated Notes Supplemental Indenture is an indenture supplemental to and in implementation of the Senior Subordinated Notes Indenture, and the Senior Subordinated Notes Indenture and this Senior Subordinated Notes Supplemental Indenture shall henceforth be read and construed together.

                  Section 2.4. Confirmation and Preservation of Senior Subordinated Notes Indenture. The Senior Subordinated Notes Indenture as supplemented by this Senior Subordinated Notes Supplemental Indenture is in all respects confirmed and preserved.

                  Section 2.5. Conflict with Trust Indenture Act. If any provision of this Senior Subordinated Notes Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Senior Subordinated Notes Supplemental Indenture, such provision of the TIA shall control. If any provision of this Senior Subordinated Notes Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Senior Subordinated Notes Indenture as so modified or to be excluded by this Senior Subordinated Notes Supplemental Indenture, as the case may be.

                  Section 2.6. Severability. In case any provision in this Senior Subordinated Notes Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 2.7. Benefits of Senior Subordinated Notes Supplemental Indenture. Nothing in this Senior Subordinated Notes Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Senior Subordinated Notes Indenture, this Senior Subordinated Notes Supplemental Indenture or the Securities.

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                  Section 2.8.      Successors. All agreements of Donnelley in
this Senior Subordinated Notes Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Senior Subordinated Notes Supplemental Indenture shall bind its successors.

                  Section 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Senior Subordinated Notes Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Subordinated Notes Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 2.10. Governing Law. This Senior Subordinated Notes Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  Section 2.11. Multiple Originals. The parties may sign any number of copies of this Senior Subordinated Notes Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 2.12. Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  Section 2.13. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Senior Subordinated Notes Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Donnelley and the Guarantors.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Senior
Subordinated Notes Supplemental Indenture to be duly executed as of the date first written above.

                                  R.H. DONNELLEY INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  R.H. DONNELLEY CORPORATION

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  GET DIGITAL SMART.COM INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  R.H. DONNELLEY APIL, INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  R.H. DONNELLEY ACQUISITIONS, INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  R.H. DONNELLEY CD INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

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                                  R.H. DONNELLEY ACQUISITIONS II, INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  DIRECTORIESAMERICA, INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  R.H. DONNELLEY PUBLISHING & ADVERTISING, INC.

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  R.H. DONNELLEY DIRECTORY COMPANY

                                  By: /s/ Robert J. Bush
                                      Name: Robert J. Bush
                                      Title: Vice President

                                  CENDON, L.L.C.

                                  By: /s/ David C. Swanson
                                      Name: David C. Swanson
                                      Title: Manager

                                  THE BANK OF NEW YORK,
                                    as trustee

                                  By: /s/ Julie Salovitch Miller
                                      Name: Julie Salovitch-Miller
                                      Title: Vice President